Item 77C
U.S. Treasury Reserves Portfolio


On November 27, 2005, a Special Meeting of Investors was held for the following purposes: 1) to approve a new management agreement and 2) to elect Trustees. The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each matter voted on at the Special Meeting of Investors.*

1.	Approval of New Management Agreement

Votes For (%)**	  Votes Against (%)   Abstentions (%)	Broker Non-Votes
  91	  		9		0			N/A

2 Election of Trustee Nominees

Nominees		Votes For (%)	Votes Against (%) Abstentions (%)
Elliot J. Berv		85			15		0
Donald M. Carlton	85			15		0
A. Benton Cocanougher	85			15		0
Mark T. Finn	        85			15		0
Stephen Randolph Gross	85			15		0
Diana R. Harrington	85			15		0
Susan B. Kerley		85			15		0
Alan G. Merten		85			15		0
R. Richardson Pettit	85			15		0
R. Jay Gerken	        85			15		0


			Broker Non-Votes

			N/A
			N/A
			N/A
			N/A
			N/A
			N/A
			N/A
			N/A
			N/A
			N/A




*  Investment companies that are investors in the Portfolio voted for each item in proportion to votes cast by the shareholders of such investment companies at special meetings of the shareholders of such investment companies.

** Investors in the Portfolio vote on the basis of the percentage of beneficial interests of the Portfolio that they own.